UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Reg. §240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

SUNSTOCK, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:

SUNSTOCK, INC.

111 Vista Creek Circle, Sacramento, California 95835

NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS

February __, 2021

To the Shareholders of Sunstock, Inc.:

This information statement is being provided on behalf of the board of directors (the “Board”) of Sunstock, Inc. (the “Company”) to record holders of shares of our common stock (“Shareholders”) as of the close of business on the record date of January __, 2021. This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

Proposal 1: To authorize a reverse split of the common stock issued and outstanding on a one new share for one thousand (1,000) old shares basis. Fractional shares will be rounded up to the next whole share. (This action requires an amendment to the Certificate of Incorporation and requires the approval of the Financial Industry Regulatory Authority (“FINRA”)).

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the Board’s recommendation of the actions.

The Company will need to file the Reverse Stock Split Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State in order for the Reverse Stock Split Certificate of Amendment to become effective. Under federal securities rules and regulations, we may not file the Reverse Stock Split Certificate of Amendment until at least 20 days after the mailing of this Information Statement to our Stockholders. The Company intends to file the Reverse Stock Split Certificate of Amendment as soon as practicable following the expiration of such 20-day period and following the receipt of approval from FINRA, however, our Board reserves the right not to proceed with the amendment at any time before the filing of the Reverse Stock Split Certificate of Amendment.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company’s principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company’s principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company’s principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve the actions described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is February __, 2021.

We appreciate your continued interest in Sunstock, Inc.

Very truly yours,

Jason C. Chang, CEO

INFORMATION STATEMENT

OF

SUNSTOCK, INC.

111 Vista Creek Circle

Sacramento, California 95835

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

February __, 2021

The Board of the Company determined that it was in the best interest of the Company and its shareholders to take the following actions:

Proposal 1: To authorize a reverse split of the common stock issued and outstanding on a one new share for one thousand (1,000) old shares basis. Fractional shares will be rounded up to the next whole share. (This action requires an amendment to the Certificate of Incorporation and requires the approval of the Financial Industry Regulatory Authority (“FINRA”)).

THE COMPANY AND THE PROPOSALS

The Company has its executive offices at 111 Vista Creek Circle, Sacramento, California 95835, and its telephone number is (916) 860-9622.

Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company’s Form 10-K annual report and its Form 10-Q quarterly reports. Copies of the Company’s Form 10-Q for its quarter ending September 30, 2020, as well as the Company’s Form 10-K for December 31, 2019 are available upon request to: Jason C. Chang, Chief Executive Officer, Sunstock, Inc., 111 Vista Creek Circle, Sacramento, California 95835.

The Majority Shareholders of Sunstock, Inc. submitted its written consent to the shareholder resolutions described in this Information Statement on or about _______________, 2021, to be effective on or about _____________, 2021. As of January 22, 2021, the Majority Shareholder holds of record 1,160,079,982 shares of the Company’s outstanding Common Stock. As of January 22, 2021, the voting rights of the Majority Shareholder was equal to 40.78% of the total voting rights. The Majority stockholder is Jason C. Chang, CEO. The remaining outstanding shares of common stock are held by approximately 80 other shareholders of record.

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to all of the shareholder resolutions described in this Information Statement by a written consent. The affirmative vote of the holder of a majority of the outstanding common stock of the Company is required to adopt the proposal described in this Information Statement. Delaware law does not require that the proposed transaction be approved by a majority of the disinterested shareholders.

The Majority stockholder submitted its written consent to the shareholder resolutions described in this Information Statement on or about _____________, 2021, to be effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State and approval from FINRA.

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PROPOSALS ADOPTED BY SHAREHOLDER ACTION BY WRITTEN CONSENT

PROPOSAL 1:

TO AUTHORIZE A REVERSE SPLIT OF THE COMMON STOCK ISSUED AND OUTSTANDING ON A ONE NEW SHARE FOR ONE THOUSAND OLD SHARES BASIS. FRACTIONAL SHARES WILL BE ROUNDED UP TO THE NEXT WHOLE SHARE. (THIS ACTION REQUIRES AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND REQUIRES THE APPROVAL OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”)).

A copy of the Certificate of Amendment to the Certificate of Incorporation effecting the Reverse Stock Split is attached as Exhibit A to this Information Statement (the “Reverse Stock Split Certificate of Amendment”).

The Reverse Stock Split Certificate of Amendment will be effective upon receipt of approval from the Financial Industry Regulatory Authority (“FINRA”) and the filing with the Secretary of the State of Delaware (the “Reverse Stock Split Effective Date”). New Common Stock certificates will not be issued at the Reverse Stock Split Effective Date. The Corporation’s Common Stock are subject to quotation on the OTC Markets, Pink Open Market, under the symbol “SSOK”.

Our Majority Shareholders have approved a pro-rata reverse split of our common stock, by which up to each one thousand shares would become one share. The effective date of the reverse split will be approximately thirty days following the date of the mailing of this Information Statement and upon filing of documentation with FINRA. This is not a “going private” transaction, and shareholders which are reduced to less than one share will be redeemed as set forth above. This requires an Amendment to the Certificate of Incorporation to accomplish the reverse split.

Due to the current number of issued and outstanding shares of common stock as of ____________, 2021 (2,844,677,703 compared to the authorized of 5,000,000,000 common shares), and with the need to seek new funding through issuance of common stock, the Company is poorly positioned under its current market share price. The Company is authorized to issue 5,000,000,000 shares of its common stock. The Company is seeking to uplist to the OTCQB, however its stock price must close above $0.01 per share for 30 days prior to application so a reverse split is necessary. Therefore, a reverse split would allow the Company the ability to uplist to OTCQB.

There are no pending private offerings of shares, nor are there any pending acquisitions for which shares are committed to be issued.

We believe the recent per share price of the common stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders, and it impairs the potential ability of the Company to raise capital by issuing new shares due to the low price.

We believe that reverse split will be advantageous to us and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

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As a general rule, potential investors who might consider making investments in our Company will refuse to do so when the Company has a large number of shares issued and outstanding with no equity. In other words, the “dilution” which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

While our acceptability for ultimate listing on one of the NASDAQ markets or an exchange is presently remote, we believe that it is in the interests of our Company to adjust our capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes we would not meet NASDAQ criteria. NASDAQ requirements change constantly. There is no assurance that the proposed changes with meet NASDAQ requirements or any other exchange when, and if, we are otherwise qualified. There is no assurance that we will qualify for NASDAQ.

Shareholders should note that, after the reverse split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of our Company will be reduced by the factor of the reverse, i.e. one for one thousand shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in their best business judgment, and our shareholders will have no right to vote on future issuances of shares except in the event of a merger under Delaware law. This means that, effectively, our shareholders will have no ability or capacity to prevent dilution by the issuance of substantial amounts of additional shares for consideration that could be considerably less than what our existing shareholders paid for their shares. In many events, control of our Company could effectively be changed by issuances of shares without shareholder approval.

As a general rule, potential investors who might consider making investments in our Company will refuse to do so when the Company has a large number of shares issued and outstanding with no equity. In other words, the “dilution” which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

Once the reverse split has occurred, Management believes the Company will then be better structured to seek equity financing because no significant equity investment can be made under the current capital structure. The current price of less than $0.01 per share, impairs the potential ability of the Company to raise capital by issuing new shares and the Company trades in the Pink Sheets for its quotes low price. The Company has not identified any sources of equity financing at this time. There is no assurance that the Company will have any success in seeking equity financing in the future if it chooses to.

Future Dilutive Transactions

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company’s stockholders pursuant to the authority and discretion of the Company’s management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company’s securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility but require a determination by the Board that the shares are being issued for fair and adequate consideration. The Company has not entered into any such transactions as of the filing of this Information Statement.

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The issuance of additional shares in future transactions will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders may be diluted from 100% now, after the reverse split to as little as 10%.

2. Control of the Company by stockholders may change due to new issuances.

3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

4. Business plans and operations may change.

5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company may not retain control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem the best calculation to meet the market attractively. However, we cannot control the market’s reaction.

Dissenting shareholders have no appraisal rights under Delaware law or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed reverse split.

The table below shows the effect of the 1,000 for 1 reverse split.

TABLE SHOWING EFFECT OF REVERSE SPLIT ONE THOUSAND FOR ONE

Shares Held Pre-Reverse	Shares Held Post- Reverse

100,000,000	100,000
10,000,000	10,000
1,000,000	1,000
100,000	100
10,000	10
2,000	2
1,000	1
>1,000*	0

*Shareholders who hold less than 1,000 shares pre-split would have fractional shares after the reverse-split, but such fractional shares will be rounded up to the next whole share.

The reverse stock split may also leave certain stockholders with one or more “odd lots” of new common stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transaction cost per share to sell than shares in even multiples of 100. There are frequently situations where transaction costs for odd lots in penny stocks exceed the net proceeds realized from a sale of the odd lot, effectively rendering the odd lot valueless to the holder.

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MANAGEMENT INFORMATION

Biographical Information on Officers and Directors and Significant Employees

Name	Age	Positions and Offices Held
Jason C. Chang	46	President, Secretary, Director
Dr. Ramnik S. Clair	68	Senior Vice President, Director

Jason C. Chang serves as a director, Chief Executive Officer and President of Sunstock, Inc. (since 2013). Mr. Chang began his career in the hospitality industry as a child and continuing as an adult working in the family business operating several hotels throughout California. Mr. Chang has now had over 20 years of hospitality management experience. In addition, as an entrepreneur, Mr. Chang has helped fund numerous startup companies, primarily related to the technology sector.

Dr. Ramnik Clair serves as a director and Senior Vice President of Sunstock, Inc. (since 2013). Dr. Clair received his medical degree in India and immigrated to the United States in 1983. He completed his medical residency in New York and has subsequently served in his medical practice as a solo practitioner. Dr. Clair intends to assist the Company in building long term relationships with its client base.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the years ended December 31, 2019 and 2018. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation Earnings	Non-Equity Deferred Compensation Earnings	All Other Compensation		Total

Jason C. Chang	2019	$-	$-	$-		$-	$-	$-	$4,798,150	(2)	$4,798,150
CEO, President & CFO (1)	2018	$-	$-	$-		$-	$-	$-	$3,426,875	(3)	$3,426,875

Dr. Ramnik S. Clair	2019	$-	$-	$300,000	(5)	$-	$-	$-	$-		$300,000
SVP (4)	2018	$-	$-	$-		$-	$-	$-	$260,400	(6)	$260,400

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Narrative to Summary Compensation Table

1.	On July 18, 2013, Mr. Chang was appointed as a director, and Chief Executive Officer and President of the Company.

2

During the year ended December 31, 2019, the Company’s Chief Executive Officer purchased 302,000,000 shares of common stock below market price. $4,798,150 in stock- based compensation expense was recorded. Additionally, the Company issued 186,908,000 shares of common stock in settlement of $186,908 of notes payable, related party. $346,073 in loss from settlement of debt, related party was recorded.

3.	During the year ended December 31, 2018, the Company’s Chief Executive Officer purchased 164.31 million shares of the Company’s common stock below market price. $3,426,875 was recorded as stock- based compensation expense.

4.	On July 18, 2013, Dr. Clair was appointed as Senior Vice President and Director of the Company

5.	During the year ended December 31, 2019, the Company issued 30,000,000 shares of common stock to our SVP and Director below market value for services valued at $300,000.

6.	During the year ended December 31, 2018, the Company’s SVP purchased 10,500,000 shares of common stock below market price. $260,400 was recorded as stock-based compensation.

Outstanding Equity Awards At Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by the Chief Executive Officer and the Company’s compensated executive officers for the fiscal year ended December 31, 2019 the “Named Executive Officers”):

	Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Non-exercisable	Option Exercise Price	Option Expiration Date
Jason C. Chang, CEO	0	0	$0	N/A
Dr. Ramnik S. Clair, SVP	0	0	$0	N/A

Option/SAR Grants

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Aggregated Option/SAR Exercises in Last Fiscal Year

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

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Director Compensation

The following table sets forth the compensation, if any, paid by the Company to those directors who served on the Company’s Board of Directors, during the year ended December 31, 2019.

Director’s Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non- qualified Deferred Compensation	All Other Compensation	Total
Jason C. Chang	$0	$0	$0	$0	$0	$0	$0

Dr. Ramnik S. Clair	$0	$0	$0	$0	$0	$0	$0

The Company currently does not compensate its directors with cash.

Employment Agreements

The Company does not have any employment agreements in place with its officers at this time.

Compensation Pursuant to Plans

Stock Option Plan

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee; all decisions on the compensation of executive officers of the Company are made by the full board of directors.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

The following table sets forth certain information regarding beneficial ownership of our common stock as of ______________, 2021, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director and each of our named executive officers and (iii) all executive officers and directors as a group.

The number of shares of Common Stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

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Name and Title:	Class of Security	Amount of beneficial ownership		Percent of Class (1)
Executive Officers and Directors:

Jason C. Chang	Common Stock	1,160,079,982	(2)	40.78%
Chief Executive Officer, Chief Financial Officer and Director	Series A Preferred	400,000,000	(5)	14.06%

Dr. Ramnik S. Clair, Senior Vice President and Director	Common Stock	79,580,500	(3)	2.80%

All Executive Officers and Directors (2 persons)	Common Stock	1,239,660,482	(2)(3)	43.58%
	Series A Preferred	400,000,000	(5)	14.06%

More than 5% Beneficial Owners:

Jonathan Bates	Common Stock	145,000,000	(4)	5.10%
	Series A Preferred	75,000,000	(6)	2.64%

1.	Based on 2,844,677,703 shares of common stock and 1,000,000,000 shares of Series A Preferred Stock outstanding as of _______________, 2021. All shares of Series A Preferred Stock are convertible at any time at the holder’s election into the greater of (i) 1 share of common stock if the closing bid price of the Company’s is at or above $0.001 per share, or (ii) if the closing bid price of the Company’s common stock is below $0.001 per share, the number of shares of common stock equal to the amount of shares of Series A Preferred Stock multiplied by the conversion ratio of $0.001 divided by the closing bid price. Holders of shares of Series A Preferred Stock are not entitled to any voting rights except as otherwise required by applicable law. For the purposes of the disclosure in this item, the closing bid price utilized was above $0.001 per share.

2.	Includes 241,700 shares of common stock held jointly in the name of Mr. Chang and his Mother. 127,020,535 shares of common stock held by Mr. Chang’s parents are not included in his total. Series A Preferred Convertible shares are not included in this total.

3.	Includes 66,000,000 shares held in the name of Dr. Clair, 12,560,500 shares of common stock held jointly in the name of Dr. Clair and his wife, and 1,020,000 shares of common stock held by Mrs. Clair. 20,000 shares of common stock held by Dr. Clair’s children are not included in his total.

4.	Includes 80,000,000 shares held in the name of Innovative Digital Investors Emerging Technology, LP (“Innovative”) and 65,000,000 shares held in the name BFAM Partners, LLC (“BFAM”). Johnathan Bates has voting power and dispositive power over shares held in the names of Innovative and BFAM. Series A Preferred Convertible shares are not included in the total.

5.	400,000,000 shares of common stock issuable upon the conversion of 400,000,000 shares of Series A Preferred Stock held by Jason C. Chang.

6.	25,000,000 shares of common stock issuable upon the conversion of 25,000,000 shares of Series A Preferred Stock held by Innovative and 50,000,000 shares of common stock issuable upon the conversion of 50,000,000 shares of Series A Preferred Stock held by BFAM, for a total of an additional 75,000,000 common shares. Johnathan Bates has voting power and dispositive power over shares held in the names of Innovative and BFAM.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(s) forms they file.

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock by each person who, at any time during the 2019 fiscal year and through the date of this filing, was a director, officer, or beneficial owner of more than 10% of our common stock, were timely, except as follows:

(i) Jason C. Chang did not timely file a Form 4 upon the following:

his purchase of 50,000,000 shares of Company common stock on January 8, 2019,

his purchase of 15,000,000 shares of Company common stock on January 23, 2019,

his purchase of 20,000,000 shares of Company common stock on January 29, 2019,

his purchase of 10,638,298 shares of Company common stock on February 12, 2019,

his purchase of 20,000,000 shares of Company common stock on February 22, 2019,

his purchase of 5,000,000 shares of Company common stock on February 25, 2019,

his purchase of 10,638,298 shares of Company common stock on February 26, 2019,

his purchase of 3,723,404 shares of Company common stock on February 27, 2019,

his purchase of 1,860,465 shares of Company common stock on February 26, 2019,

his purchase of 11,627,907 shares of Company common stock on March 8, 2019,

his purchase of 23,255,814 shares of Company common stock on March 12, 2019,

his purchase of 23,255,814 shares of Company common stock on March 18, 2019,

his purchase of 27,000,000 shares of Company common stock on July 1, 2019,

his purchase of 50,000,000 shares of Company common stock on August 16, 2019,

his purchase of 30,000,000 shares of Company common stock on September 5, 2019,

his receipt of 164,277,000 shares of Company common stock on October 28, 2019,

his receipt of 22,631,000 shares of Company common stock on December 28, 2019,

his purchase of 24,737,650 shares of Company common stock on January 9, 2020,

his receipt of 80,000,000 shares of Company common stock on February 11, 2020,

his purchase of 599,601 shares of Company common stock on May 6, 2020,

his purchase of 205,000,000 shares of Company common stock on May 6, 2020, and his purchase of 24,000,000 shares of Company common stock on October 28, 2020.

(ii) Dr. Ramnik S. Clair. did not timely file a Form 4 upon the following:

his receipt of 30,000,000 shares of Company common stock on October 1, 2019,

his purchase of 36,000,000 shares of Company common stock on February 15, 2020.

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SHAREHOLDER PROPOSALS

Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders. Any such proposal must comply with Rule 14c-8 of Regulation 14C of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

BOARD RECOMMENDATION OF PROPOSALS

The Board of Directors of the Company voted unanimously to implement the Proposed Amendment. The Board of Directors believes that the Amendment will serve the Company’s current business. The Company is not expected to experience any tax consequence as a result of the Amendment.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement has been presented for the consent of the shareholders.

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge an information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to Jason C. Chang, CEO, at Sunstock, Inc., 111 Vista Creek Circle, Sacramento, CA 95835 / (916) 860-9622. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

You should rely only on information contained in or incorporated by reference in this information statement. No persons have been authorized to give any information or to make any representations other than those contained in this information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

This Information Statement is dated _______________, 2021. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders does not create any implication to the contrary.

This Information Statement is first being mailed or furnished to stockholders on or about February __, 2021. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will not reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

By Order of the Board of Directors

SUNSTOCK, INC.

By:
Jason C. Chang
Chief Executive Officer

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EXHIBIT A

Sunstock, Inc.

Certificate of Amendment to the Certificate of Incorporation